EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of Merit Medical Systems, Inc. for the quarter ended September 30, 2005, I, Kent W. Stanger, Chief Financial Officer of Merit Medical Systems, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)   The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Merit Medical Systems, Inc.

Date: November 8, 2005	/s/ Kent W. Stanger
Kent W. Stanger
Chief Financial Officer

This certification accompanies the foregoing report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  A signed original of this certification has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.